UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 7, 2017 (July 7, 2017)

Date of Report (Date of earliest event reported)

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation or organization	IRS Employer Identification No.
001-14881	BERKSHIRE HATHAWAY ENERGY COMPANY	94-2213782
(An Iowa Corporation)
666 Grand Avenue, Suite 500
Des Moines, Iowa 50309-2580
515-242-4300

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On July 7, 2017, Berkshire Hathaway Energy Company (“BHE”), O.E. Merger Sub Inc., a direct wholly owned subsidiary of BHE (“EFH Merger Sub”), O.E. Merger Sub II, LLC, a direct wholly owned subsidiary of EFH Merger Sub (“EFIH Merger Sub”), and O.E. Merger Sub III, LLC, a direct wholly owned subsidiary of EFIH Merger Sub (“Oncor Holdings Merger Sub” and, together with EFH Merger Sub and EFIH Merger Sub, the “Merger Subs”) entered into an agreement and plan of merger (the “Merger Agreement”) with Energy Future Holdings Corp. (“EFH Corp.”) and Energy Future Intermediate Holding Company LLC (“EFIH”), which is part of a proposed joint plan of reorganization to be filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for EFH Corp., EFIH and the EFH/EFIH Debtors (as defined in the Plan of Reorganization) (the “Plan of Reorganization”). Pursuant to the Merger Agreement and the other agreements related thereto and after the reorganization of EFH Corp. (“Reorganized EFH”) and EFIH (“Reorganized EFIH”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), (i) EFH Merger Sub will be merged with and into Reorganized EFH, with Reorganized EFH continuing as the surviving company (the “EFH Merger”), (ii) Reorganized EFIH will be merged with and into EFIH Merger Sub, with EFIH Merger Sub continuing as the surviving company and the successor to Reorganized EFIH (the “EFIH Merger”), and (iii) Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) will be merged with and into Oncor Holdings Merger Sub, with Oncor Holdings Merger Sub continuing as the surviving company and the successor to Oncor Holdings (the “Oncor Holdings Merger” and, together with the EFH Merger and the EFIH Merger, the “Mergers”).

Previously, in April 2014, EFH Corp. and the substantial majority of its direct and indirect subsidiaries, including EFIH, but excluding Oncor Holdings and its direct and indirect subsidiaries, filed voluntary petitions for relief (the “Bankruptcy Filing”) under the Bankruptcy Code in the Bankruptcy Court. During the pendency of the Bankruptcy Filing, EFH Corp. and its direct and indirect subsidiaries that are included in the Bankruptcy Filing are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

As a result of the Mergers, Oncor Holdings Merger Sub will become the direct owner of 80.03% of the outstanding equity interests of Oncor Electric Delivery Company LLC (“Oncor”). According to Oncor’s public filings, Oncor is a regulated electricity transmission and distribution company that operates the largest transmission and distribution system in Texas, delivering electricity to more than 3.4 million homes and businesses and operating more than 122,000 miles of transmission and distribution lines. Texas Transmission Investment LLC (“TTI”) owns 19.75% of Oncor’s outstanding membership interests and certain members of Oncor’s management team and board of directors indirectly beneficially own the remaining 0.22% of Oncor’s outstanding membership interests. TTI is an entity indirectly owned and primarily controlled by a private investment group led by OMERS Administration Corporation, acting through its infrastructure investment entity, Borealis Infrastructure Management Inc., and the Government of Singapore Investment Corporation, acting through its private equity and infrastructure arm, GIC Special Investments Pte. Ltd.

Pursuant to the Merger Agreement, the consideration funded by BHE for the Mergers will be $9.0 billion, which implies an equity value of approximately $11.25 billion for 100% of Oncor. The consideration is expected to be paid entirely in cash, subject to certain terms and conditions set forth in the Merger Agreement. BHE’s primary shareholder has committed to provide the capital to fund the entire purchase price and BHE expects to fund the purchase price with capital from its shareholders and by issuing BHE debt.

EFH Corp., EFIH, BHE, EFH Merger Sub, EFIH Merger Sub and Oncor Holdings Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. The parties have also agreed to cooperate with each other to make all filings and obtain all consents, registrations, approvals, permits and authorizations necessary from any third party or governmental entity in connection with execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby. EFH Corp., EFIH and the EFH/EFIH Debtors have also agreed to work together on certain bankruptcy-related actions, including using commercially reasonable efforts to file with the Bankruptcy Court a motion for approval of the Merger Agreement and the Termination Fee (as defined below), among other things, on or before July 7, 2017, and using good faith efforts to file the Plan of Reorganization and related disclosure statement with the Bankruptcy Court no later than July 11, 2017, unless otherwise agreed by the parties. Once the Merger Agreement is approved by the Bankruptcy Court, the Merger Agreement will prohibit EFH Corp. and EFIH from soliciting, or participating in discussions or negotiations or providing information with respect to, alternative proposals, subject to specified exceptions.

The Merger Agreement contains various conditions precedent to consummation of the transactions contemplated by the Merger Agreement, including, among others: (i) entry of an order by the Bankruptcy Court approving the Merger Agreement and related agreements and confirming the Plan of Reorganization with respect to the EFH/EFIH Debtors; (ii) that the United States Internal Revenue Service (“IRS”) has issued and not revoked or withdrawn specified rulings with respect to the transactions contemplated by the Merger Agreement; and (iii) that the representations and warranties of each party to the Merger Agreement are accurate. The conditions precedent to the obligations of BHE and the Merger Subs also include, but are not limited to, conditions that: (i) certain approvals and rulings be obtained that are necessary to consummate the Mergers, including approvals from, among others, the Public Utility Commission of Texas (“PUCT”) and the Federal Energy Regulatory Commission (“FERC”); (ii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired or terminated; and (iii) the acquisition of TTI’s minority interest in Oncor by BHE, Oncor Holdings Merger Sub or another affiliate of BHE has occurred or the Bankruptcy Court has entered an order to the effect that certain drag-along rights applicable to TTI are valid and enforceable in connection with the transactions contemplated by the Merger Agreement and that EFH Corp. is entitled to enforce such drag-along rights, subject to certain conditions.

BHE, the Merger Subs, EFH Corp. and EFIH have certain termination rights under the Merger Agreement. The Merger Agreement may be terminated, among other reasons: (i) by BHE or EFH Corp. and EFIH (acting together), if the closing has not been consummated within 240 days of the date of the Merger Agreement (subject to a 90-day extension in certain circumstances); or (ii) by BHE, (a) if the Plan of Reorganization or the motion for entry of the approval order is not filed by July 11, 2017, (b) if the Bankruptcy Court does not enter an order approving the Merger Agreement within 45 days of the date of the Merger Agreement, (c) if the Bankruptcy Court does not enter an order in a form reasonably acceptable to BHE approving the disclosure statement and solicitation materials in respect of the Plan of Reorganization by September 5, 2017, or (d) if the Bankruptcy Court does not enter a confirmation order with respect to the Plan of Reorganization by December 15, 2017, in each case (b), (c) and (d), subject to certain exceptions. The Merger Agreement may also be terminated at any time prior to closing by mutual written consent of the parties thereto.

EFH Corp. is not prohibited from soliciting proposals from third parties prior to Bankruptcy Court approval of EFH Corp. entering into the Merger Agreement with BHE. In the event the Merger Agreement is terminated in accordance with its terms and an alternative transaction is consummated pursuant to which neither BHE nor any of its affiliates will obtain direct or indirect ownership of 100% of Oncor Holdings and Oncor Holdings’ approximately 80% equity interest in Oncor, if the Bankruptcy Court has approved the Termination Fee (as defined below), EFH Corp. and EFIH, subject to the exclusion of a limited number of termination events, would be required to pay to BHE a termination fee of $270 million (the “Termination Fee”). In the event EFH Corp. and EFIH pay to BHE the Termination Fee in accordance with the Merger Agreement, such payment shall be the sole and exclusive remedy of BHE and the Merger Subs against EFH Corp., EFIH and their respective affiliates, representatives, creditors or shareholders with respect to any breach of the Merger Agreement prior to termination.

The PUCT staff, the Office of Public Utility Counsel, Texas Industrial Energy Consumers, and the Steering Committee of Cities Served by Oncor have agreed to support approval of a transaction by BHE to acquire 100% of Oncor subject to review of the application presented to the PUCT and confirmation that the transaction includes the 44 regulatory commitments contained in the Merger Agreement and that the transaction otherwise meets the PUCT requirements necessary to find that the transaction is in the public interest.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Plan of Reorganization, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Oncor Letter Agreement

On July 7, 2017, as contemplated by the Merger Agreement, BHE and the Merger Subs entered into a letter agreement (the “Oncor Letter Agreement”) with Oncor Holdings and Oncor. The Oncor Letter Agreement sets forth certain rights and obligations of BHE and the Merger Subs, and of Oncor Holdings, Oncor and their respective subsidiaries (collectively, the “Oncor Entities”) to cooperate with respect to the initial steps described in the next paragraph to be taken in connection with the Mergers and the other transactions contemplated by the Merger Agreement.

The Oncor Letter Agreement provides that BHE, the Merger Subs and the Oncor Entities will use their respective reasonable best efforts to submit to the PUCT a single filing and file with the FERC a joint application, seeking prior approval by the PUCT and the FERC, respectively, of the Mergers and other transactions contemplated by the Merger Agreement, with such filing and application to include certain key terms and undertakings. BHE and the Merger Subs, on the one hand, and the Oncor Entities, on the other, also agree to keep the other parties reasonably informed of any material developments (including receipt of material communications) in connection with obtaining the regulatory and other governmental entity approvals described in the Oncor Letter Agreement.

The Oncor Letter Agreement acknowledges that, subject to PUCT approval, Bankruptcy Court approval, and the renaming of Oncor Holdings Surviving Company to Oncor Electric Delivery Holdings Company LLC (effective as of the effective time of the Oncor Holdings Merger), Oncor Holdings agrees to engage in the Oncor Holdings Merger on the terms provided in the Merger Agreement.

Additionally, the Oncor Entities made certain representations, warranties and covenants, including (i) a covenant to operate their businesses in the ordinary course from and after the date of the Oncor Letter Agreement, subject to certain exceptions set forth in the Oncor Letter Agreement, and (ii) a covenant not to (a) initiate, solicit, propose, knowingly encourage or induce any alternative proposal, (b) enter into, maintain or continue negotiations with any person with respect to any alternative proposal or (c) enter into any written letter of intent, agreement in principle or other agreement with respect to an alternative proposal, provided that the Oncor Entities may take certain of the foregoing prohibited actions with respect to an alternative proposal to satisfy their respective fiduciary obligations.

The Oncor Letter Agreement is not intended to give BHE or any of the Merger Subs, directly or indirectly, the right to control or direct the operations of any Oncor Entity prior to the receipt of all approvals required by the Bankruptcy Court, the PUCT and other governmental entities and the consummation of the Mergers and related transactions, if and when such transactions are consummated.

The foregoing description of the Oncor Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Oncor Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can typically be identified by the use of forward-looking words, such as “will,” “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon BHE’s and its subsidiaries’ (collectively, the “Company”) current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of the Company and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the failure to consummate the Mergers, including due to the failure to receive the required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the Mergers or the failure to satisfy other closing conditions;

•	actions taken or conditions imposed by governmental or other regulatory authorities in connection with the Mergers;

•	general economic, political and business conditions, as well as changes in, and compliance with, laws and regulations, including income tax reform, initiatives regarding deregulation and restructuring of the utility industry, and reliability and safety standards, affecting the Company’s operations or related industries;

•	changes in, and compliance with, environmental laws, regulations, decisions and policies that could, among other items, increase operating and capital costs, reduce facility output, accelerate facility retirements or delay facility construction or acquisition;

•	the outcome of regulatory rate reviews and other proceedings conducted by regulatory agencies or other governmental and legal bodies and the Company’s ability to recover costs through rates in a timely manner;

•	changes in economic, industry, competition or weather conditions, as well as demographic trends, new technologies and various conservation, energy efficiency and private generation measures and programs, that could affect customer growth and usage, electricity and natural gas supply or the Company’s ability to obtain long-term contracts with customers and suppliers;

•	performance, availability and ongoing operation of the Company’s facilities, including facilities not operated by the Company, due to the impacts of market conditions, outages and repairs, transmission constraints, weather, including wind, solar and hydroelectric conditions, and operating conditions;

•	the effects of catastrophic and other unforeseen events, which may be caused by factors beyond the Company’s control or by a breakdown or failure of the Company’s operating assets, including storms, floods, fires, earthquakes, explosions, landslides, mining accidents, litigation, wars, terrorism, embargoes, and cyber security attacks, data security breaches, disruptions, or other malicious acts;

•	a high degree of variance between actual and forecasted load or generation that could impact the Company’s hedging strategy and the cost of balancing its generation resources with its retail load obligations;

•	changes in prices, availability and demand for wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generating capacity and energy costs;

•	the financial condition and creditworthiness of the Company’s significant customers and suppliers;

•	changes in business strategy or development plans;

•	availability, terms and deployment of capital, including reductions in demand for investment-grade commercial paper, debt securities and other sources of debt financing and volatility in the London Interbank Offered Rate, the base interest rate for BHE’s and its subsidiaries’ credit facilities;

•	changes in BHE’s and its subsidiaries’ credit ratings;

•	risks relating to nuclear generation, including unique operational, closure and decommissioning risks;

•	hydroelectric conditions and the cost, feasibility and eventual outcome of hydroelectric relicensing proceedings;

•	the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts;

•	the impact of inflation on costs and the ability of the Company’s to recover such costs in regulated rates;

•	fluctuations in foreign currency exchange rates, primarily the British pound and the Canadian dollar;

•	increases in employee healthcare costs;

•	the impact of investment performance and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements;

•	changes in the residential real estate brokerage and mortgage industries and regulations that could affect brokerage and mortgage transactions;

•	unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions;

•	the availability and price of natural gas in applicable geographic regions and demand for natural gas supply;

•	the impact of new accounting guidance or changes in current accounting estimates and assumptions on the Company’s consolidated financial results;

•	the Company’s ability to successfully integrate future acquired operations into its business; and

•	other business or investment considerations that may be disclosed from time to time in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”) or in other publicly disseminated written documents.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive.

Item 7.01	Regulation FD Disclosure

On July 7, 2017, BHE and Oncor issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is being furnished (but shall not be deemed “filed” for purposes of Section 18 of the Exchange Act) with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 7, 2017, by and among Berkshire Hathaway Energy Company, O.E. Merger Sub Inc., O.E. Merger Sub II, LLC, O.E. Merger Sub III, LLC, Energy Future Intermediate Holding Company LLC and Energy Future Holdings Corp.*

2.2	Form of Joint Plan of Reorganization of Energy Future Holdings Corp., Energy Future Intermediate Holding Company LLC, and the EFH/EFIH Debtors Pursuant to Chapter 11 of the Bankruptcy Code

10.1	Oncor Letter Agreement, dated as of July 7, 2017, by and among Berkshire Hathaway Energy Company, O.E. Merger Sub Inc., O.E. Merger Sub II, LLC, O.E. Merger Sub III, LLC, Oncor Electric Delivery Holdings Company LLC, and Oncor Electric Delivery Company LLC

99.1	Press Release of Berkshire Hathaway Energy Company and Oncor Electric Delivery Company LLC, dated July 7, 2017

*	Schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BHE will furnish the omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY ENERGY COMPANY
Date: July 7, 2017
/s/ Patrick J. Goodman
Patrick J. Goodman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 7, 2017, by and among Berkshire Hathaway Energy Company, O.E. Merger Sub Inc., O.E. Merger Sub II, LLC, O.E. Merger Sub III, LLC, Energy Future Intermediate Holding Company LLC and Energy Future Holdings Corp.*

2.2	Form of Joint Plan of Reorganization of Energy Future Holdings Corp., Energy Future Intermediate Holding Company LLC, and the EFH/EFIH Debtors Pursuant to Chapter 11 of the Bankruptcy Code

10.1	Oncor Letter Agreement, dated as of July 7, 2017, by and among Berkshire Hathaway Energy Company, O.E. Merger Sub Inc., O.E. Merger Sub II, LLC, O.E. Merger Sub III, LLC, Oncor Electric Delivery Holdings Company LLC, and Oncor Electric Delivery Company LLC

99.1	Press Release of Berkshire Hathaway Energy Company and Oncor Electric Delivery Company LLC, dated July 7, 2017

*	Schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BHE will furnish the omitted schedules to the SEC upon request.